As filed with the Securities and Exchange Commission on August __, 2006.
Registration No. 333-108161

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FBL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Iowa	42-1411715

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa	50266

(Address of Principal Executive Offices)	(Zip Code)
AMENDED AND RESTATED FBL FINANCIAL GROUP, INC.
1996 CLASS A COMMON STOCK COMPENSATION PLAN

(Full title of the plan)
Stephen M. Morain, Esq., 5400 University Avenue, West Des Moines, IA 50266

(Name and address of agent for service)
515-225-5410

(Telephone number, including area code, of agent for service)
COPY TO:
Robert A. Simons, Esq., 5400 University Avenue, West Des Moines, IA 50266

(Name and address)
(515) 226-6141

(Telephone number

SIGNATURES

DEREGISTRATION OF SHARES
          This post-effective amendment relates to FBL Financial Group, Inc.’s (the “Registrant”) Registration Statement on Form S-8 (Registration No. 333-1208161) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on August 22, 2003, relating to 5,000,000 shares of Class A Common Stock, no par value (the “Shares”) of the Registrant reserved for issuance under the Registrant’s 1996 Class A Common Stock Compensation Plan (the “1996 Plan”). Of the 5,000,000 Shares registered in connection with the 1996 Plan, 3,387,227 have not been issued and are not subject to future issuance under the 1996 Plan. This post-effective amendment to the Registration Statement (the “Post-Effective Amendment”) is hereby filed to deregister an aggregate of 3,387,227 Shares previously registered that have not been issued and will not in the future be issued under the 1996 Plan.
          Prior to the filing of this Post-Effective Amendment, the Board of Directors and the shareholders of the Registrant approved and adopted the 2006 Class A Common Stock Compensation Plan (the “2006 Plan”). Pursuant to Rule 457(p) of Regulation C and Section 4.5 of the EDGAR Filer Manual (Volume II February 2006), the filing fee paid in connection with the initial registration of the 3,387,227 Shares will be carried forward and offset against the filing fee required for the registration statement on Form S-8 filed on or about the date hereof in connection with the registration of Shares that may be issued under the 2006 Plan. However, Shares previously registered under the Registration Statement that are not being deregistered hereby remain subject to outstanding options granted under the Registrant’s 1996 Plan. Accordingly, the Registration Statement will remain in effect to cover the potential exercise of such outstanding options or purchase of Shares.
SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Des Moines, State of Iowa, on August 23, 2006.

FBL FINANCIAL GROUP, INC.

/s/	WILLIAM J. ODDY

William J. Oddy
Chief Executive Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following person or persons in the capacities and on the dates indicated.

     Executed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

	Chief Executive Officer and Director (Principal Executive Officer)	August 23, 2006

/S/ WILLIAM J. ODDY

William J. Oddy

/S/ JAMES W. NOYCE	(Principal Financial and Accounting Officer)	August 23, 2006

James W. Noyce

*	Director

Steven L. Baccus

*	Director

Jerry L. Chicoine

*	Director

Jerry C. Downin

Director

Tim H. Gill

Director

Robert H. Hanson

*	Director

G. Steven Kouplen

*	Director

Craig A. Lang

Director

Paul E. Larson

Director

Edward W. Mehrer

*	Director

Frank S. Priestley

Director

Kim M. Robak

*	Director

John E. Walker

/s/ WILLIAM J. ODDY
* William J. Oddy, attorney in fact		August 23, 2006
for persons delineated by “*”